Registration No. 333-44489

                                    FORM S-8

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BALCHEM CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Maryland                                        13-2578432
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                  P.O. Box 175
                           Slate Hill, New York 10973
                                 (914) 355-5300
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                               BALCHEM CORPORATION
                           401(K)/PROFIT SHARING PLAN
                           --------------------------
                            (Full Title of the Plan)

                                  Dino A. Rossi
                      President and Chief Executive Officer

                               Balchem Corporation
                                  P.O. Box 175
                           Slate Hill, New York 10973
                                 (914) 355-5300
--------------------------------------------------------------------------------
 Name, Address and Telephone Number, including area code, of Agent for Service)

                                    Copy to:

                              Nathan E. Assor, Esq.
                        Golenbock, Eiseman, Assor & Bell
                               437 Madison Avenue
                          New York, New York 10022-7302
                                 (212) 907-7300

                                                   CALCULATION OF REGISTRATION FEE

                                                               Proposed maximum       Proposed maximum
          Title of securities to be         Amount to be      offering price per     aggregate offering           Amount of
                  registered                registered(1)          share(2)               price(2)           registration fee(2)
                  ----------                -------------          --------               --------           -------------------
Common Stock, par
value $.06-2/3 per share                       150,000              $11.00               $1,650,000                $568.97


--------------------

(1) Represents an aggregate of 150,00 shares (as adjusted to give effect to a three-for-two stock split effected by means of a stock dividend in June 1998) covered by the Balchem Corporation 401(k)/Profit Sharing Plan (the "Plan"). Such shares were initially registered pursuant to the Registration Statement to which this Amendment relates.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Plan.

(2) Calculated pursuant to Rule 457(h)(1) on the basis of the high and low prices of the Company's Common Stock as reported on the consolidated reporting system for the American Stock Exchange on January 9, 1998. A registration fee of $568.97 was paid upon filing of the Registration Statement to which this Amendment relates on January 20, 1998. Proposed maximum offering price per share is adjusted to give effect to a three-for-two stock split effected by means of a stock dividend in June 1998.

         This Post-Effective Amendment to Registration Statement shall become effective immediately upon filing as provided in Rule 464 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

               As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this Registration Statement, as amended, as required by Rule 428(b) under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement, as amended, or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The Registrant and the Balchem Corporation 401(k)/Profit Sharing Plan (the "Plan") hereby incorporate by reference the following documents into this Post-Effective Amendment No. 1 to Registration Statement:

         (a) (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (2) The Plan's Annual Report on Form 11-K to be filed for the Plan's fiscal year ended December 31, 1998.

         (b) Not Applicable.

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, File No. 1-13648, filed under the Securities Exchange Act of 1934 (the "Exchange Act") and declared effective by the Securities and Exchange Commission on February 28, 1995.

         In addition, all documents subsequently filed with the Securities and Exchange Commission by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Article Eighth of the Registrant's Articles of Incorporation, as amended, provides as follows:

         "EIGHTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provisions with respect to any act or omission that occurred prior to such amendment or repeal."

         Under Maryland law, the foregoing provisions do not eliminate or limit the personal liability of a director or an officer (a) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) to the extent that a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding. These provisions also do not affect the ability of Registrant or its stockholders to obtain equitable relief, such as an injunction or rescission.

         The Maryland General Corporation law generally permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the action or omission was unlawful. However, in the case of a suit by or in the right of the corporation, a director or officer may not be indemnified in respect of any proceeding in which he shall have been adjudged liable to the corporation, unless and only to the extent a court of appropriate jurisdiction determines that such person is fairly and reasonably entitled to indemnity for such expenses as such court may deem proper.

         Article XI of the By-laws of the Registrant provides as follows:

         "INDEMNITY OF OFFICERS AND DIRECTORS. The corporation shall indemnify and hold harmless each of its directors and officers against any and all expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding to which such director or officer is made a party by reason of his being, or having been, a director or officer of the corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or misconduct in the performance of his duties as such director or officer. In the event of settlement of such action, suit or proceeding in the absence of such adjudication, indemnification shall include reimbursement of amounts paid in settlement and expenses actually and necessarily incurred by such director or officer in connection therewith, but such indemnification shall be provided only if this corporation is advised by its counsel that in his opinion such settlement is for the best interests of this corporation and the director or officer to be indemnified has not been guilty of gross negligence or misconduct in respect of any matter covered by such settlement. Such right of indemnification shall not be deemed exclusive of any other right, or rights, to which such director or officer may be entitled under any agreement, vote of shareholders or otherwise."

         Section 3.5 of the Trust Agreement under the Balchem Corporation 401(k)/Profit Sharing Plan (the "Plan"), effective as of January 1, 1998, between the Registrant, as Employer (the "Employer"), and Chase Manhattan Bank, a New York State Bank, as Trustee under the Plan (the "Trustee"), provides as follows with regard to the Trust (the "Trust") maintained under the Plan:

         "Section 3.5      Indemnification of Trustee.

                           (a) The Employer  shall  indemnify  and hold harmless
the Trustee, its affiliates, and their officers, agents and employees from and against all damages, claims, losses, liabilities, demands, penalties, obligations, costs, disbursements, and expenses (including, for example, attorneys' and experts' fees, expenses, and disbursements) which it or they may receive, suffer or incur, arising out of or resulting from the performance of the Trustee's responsibilities with respect to the Trust, except to the extent that the same is determined to be the result of the negligence or willful misconduct of the Trustee or its affiliates or their officers, agents or employees.

                           (b) Additionally, the Employer and the Trust, jointly
and separately, shall indemnify and hold harmless the Trustee, its affiliates, and their officers, agents and employees from and against all damages, claims, losses, liabilities, demands, penalties, obligations, costs, disbursements, and expenses including, for example, attorneys' and experts' fees, expenses, and disbursements) which it or they may receive, suffer or incur, arising out of or resulting from the performance of the Trustee's responsibilities with respect to the Trust, except to the extent that the same is determined to be the result of the negligence or wilful misconduct of the Trustee or its affiliates or their officers, agents, or employees.

                           (c) The Trustee, its affiliates,  and their officers,
agents, and employees may bring action against the Employer to contribute to the satisfaction of any damages, claims, losses, liabilities, demands, penalties, obligations, or costs to the extent that they (i) are not subject to indemnification under Subsections (a) or (b) and (ii) are are caused by the culpable conduct of the Employer, the Administrator or any Investment Manager [as such terms are defined in the Plan]."

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         4.1 Balchem Corporation 401(k)/Profit Sharing Plan (the "Plan") (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-8 as filed on January 20, 1998 (File No. 333-44489) (the "Registration Statement")).

         4.2      First Amendment to Balchem Corporation  401(k)/Profit  Sharing
                  Plan.

         5 Opinion of Lebensfeld Borker & Sussman LLP (incorporated by reference to Exhibit 5 to the Registration Statement).

         23.1 Consent of Lebensfeld Borker & Sussman LLP (incorporated by reference to Exhibit 5 to the Registration Statement).

         23.2 Consent of KPMG LLP (incorporated by reference to Exhibit 23.2 to the Registration Statement).

         23.3 Consent of Judelson, Giordano & Siegel, P.C. (incorporated by reference to Exhibit 23.3 to the Registration Statement).

         24 Power of Attorney executed by the Officers and Directors who signed this Amendment to Registration Statement is set forth on the signature page of the Registration Statement.

                  Pursuant to Item 8(b) of Form S-8, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

         (a)      The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee' table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hamlet of Slate Hill and State of New York on this 29th day of April, 1999.

                                 BALCHEM CORPORATION

                                 By:    /s/ Dino A. Rossi
                                        -------------------------------------
                                 Name:  Dino A. Rossi
                                 Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ Dino A. Rossi                        President, Chief Executive Officer and Director            April 29, 1999
-----------------------------------      (principal executive officer and
Dino A. Rossi                            principal financial officer))


/s/ Francis J. Fitzpatrick               Controller (principal                                      April 29, 1999
-----------------------------------      accounting officer)
Francis J. Fitzpatrick

/s/ Donald E. Alguire                    Director                                                   April 29, 1999
-----------------------------------
Donald E. Alguire

/s/ John E. Beebe                        Director                                                   April 29, 1999
-----------------------------------
John E. Beebe

/s/ Francis X. McDermott                 Director                                                   April 29, 1999
-----------------------------------
Francis X. McDermott

/s/ Kenneth P. Mitchell                  Director                                                   April 29, 1999
-----------------------------------
Kenneth P. Mitchell

/s/ Carl R. Pacifico                     Director                                                   April 29, 1999
-----------------------------------
Carl R. Pacifico

/s/ Israel Sheinberg                     Director                                                   April 29, 1999
-----------------------------------
Israel Sheinberg

/s/ F. Leonard J. Zweifler               Director                                                   April 29, 1999
-----------------------------------
Leonard J. Zweifler

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, as Plan Administrator, has duly caused this Amendment to
Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 29, 1999.

                            BALCHEM CORPORATION
                            401(K)/PROFIT SHARING PLAN

                            By: BALCHEM CORPORATION,
                                Plan Administrator

                                By:    /s/ Dino A. Rossi
                                       -------------------------------------
                                Name:  Dino A. Rossi
                                Title: President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit
-------

4.1 Balchem Corporation 401(k)/Profit Sharing Plan (the "Plan") (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 as filed on January 20, 1998 (File No. 333- 44489) (the "Registration Statement")).

4.2      First Amendment to Balchem Corporation 401(k)/Profit Sharing Plan.

5 Opinion of Lebensfeld Borker & Sussman LLP (incorporated by reference to Exhibit 5 to the Registration Statement).

23.1 Consent of Lebensfeld Borker & Sussman LLP (incorporated by reference to Exhibit 5 to the Registration Statement).

23.2 Consent of KPMG LLP (incorporated by reference to Exhibit 23.2 to the Registration Statement).

23.3 Consent of Judelson, Giordano & Siegel, P.C. (incorporated by reference to Exhibit 23.3 to the Registration Statement).